Exhibit (c)(xvii)

 Project Kona Discussion Materials  October 2025  Exhibit (c)(xvii)

 Illustrative Equity Contribution Analysis at Various Prices  2  Assumes Equity Contributions Sized to Achieve Equal Ownership  ($ in millions)  Share Price  $5.00  $6.00  $7.00  $8.00  $9.00  $10.00  Shares Outstanding(1)  19.9  19.9  19.9  19.9  19.9  19.9  Implied Equity Value  $99.5  $119.4  $139.3  $159.2  $179.1  $199.0  Rolling Shares  11.1  11.1  11.1  11.1  11.1  11.1  Non-Rolling Shares to be Purchased  8.8  8.8  8.8  8.8  8.8  8.8  Pre-Deal Abry Shares  4.9  4.9  4.9  4.9  4.9  4.9  Abry Purchased Shares  3.2  3.2  3.2  3.2  3.2  3.2  Total Abry Shares  8.0  8.0  8.0  8.0  8.0  8.0  Abry Pro Forma Ownership  40.3%  40.3%  40.3%  40.3%  40.3%  40.3%  Pre-Deal Searchlight Shares  2.4  2.4  2.4  2.4  2.4  2.4  Searchlight Purchased Shares  5.6  5.6  5.6  5.6  5.6  5.6  Total Searchlight Shares  8.0  8.0  8.0  8.0  8.0  8.0  Searchlight Pro Forma Ownership  40.3%  40.3%  40.3%  40.3%  40.3%  40.3%  Abry Equity Contribution  $15.8  $19.0  $22.2  $25.3  $28.5  $31.7  Searchlight Equity Contribution  $28.1  $33.7  $39.3  $44.9  $50.5  $56.1  1. Total shares includes 2.4M shares related to Searchlight warrants and excludes RSUs.

 Pro Forma Ownership  3  Pro Forma Ownership  Shares Outstanding  Ownership  Take-Private(1)  Pro-Forma Ownership  Abry  4.9  24.4%  4.9  24.4%  Searchlight  2.4  12.1%  2.4  12.1%  TDJ Company (Terence Jarman)  1.0  5.0%  1.0  5.0%  Dotmar Investments (Richard Burston)  0.9  4.3%  0.9  4.3%  Koch  2.0  10.1%  2.0  10.1%  Cerberus  1.4  7.0%  —  —  Twilio  1.0  5.0%  —  —  Goldman Sachs Asset Management  0.8  4.3%  —  —  Other Investors / RSUs  5.5  27.8%  —  —  New Equity  8.8  44.1%  Total Shares  19.9  100.0%  19.9  100.0%  Source: Bloomberg.  Note: Total shares excludes RSUs.  1. Assumed 11.1M shares roll.

 Disclaimer  These materials were prepared exclusively for the benefit and internal use of the TD Securities client (the “Company” or “you”) to whom they are directly addressed and delivered in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions. These materials were compiled or prepared on a confidential basis solely and exclusively for the use of the Company and not with a view to public disclosure or to conform to any disclosure standards under any securities laws or other laws, rules or regulations. The information is for discussion purposes only, and must not be copied or reproduced, or disclosed, distributed or passed to others at any time without the prior written consent of TD Securities. These materials may not be used for any purpose other than as may be specifically contemplated by a written agreement with TD Securities. These materials and the information contained herein do not purport to be all-inclusive or to contain all of the information, or to identify or suggest all of the risks (direct or indirect), that may be associated with any possible transaction or transactions or that may be necessary to evaluate any possible transaction or transactions.  The information in this presentation reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. TD Securities’ opinions and estimates constitute TD Securities’ judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing the materials, TD Securities has relied upon documents and information prepared for or supplied to TD Securities by the Company and other sources, without independent verification by TD Securities. Any estimates and projections contained herein have been based upon estimates and projections contained in such documents and third-party sources, and there is no assurance that such estimates and projections will be realized.  None of TD Securities, its affiliates or its or their respective officers, directors, employees, advisors or representatives (“Representatives”) makes any representation or warranty (express or implied) as to the accuracy or completeness of any information contained herein or any other written or oral communication transmitted or made available to you in connection with an evaluation of a possible transaction, and nothing contained herein or therein is, or shall be construed or relied upon as, a representation or warranty, whether as to the past, present or future. TD Securities does not have any obligation to update or otherwise revise the materials and information contained herein (though all information contained herein is subject to revision).  TD Securities believes that these materials must be considered as a whole and that selecting portions of the analyses and the factors considered by TD Securities, without considering all of the factors and analyses together, could create a misleading view of the presentation. The preparation of a presentation such as this is complex and is not necessarily susceptible of partial analysis or summary description. Any attempt to do so could lend to undue emphasis on any particular factor or analysis.  Any market valuations contained herein are indicative values as of the time and date indicated for illustrative purposes only. TD Securities does not warrant their completeness or accuracy. Any price or valuation constitutes our judgment and is subject to change without notice. Investors should understand that statements regarding future prospects may not be realized. TD Securities cannot guarantee that different prices and/or valuations would not be available elsewhere and suggests that valuations from other sources be obtained for comparison. Actual quotations could differ subject to market conditions.  TD Securities’ policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. TD Securities also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors.  Nothing herein should be construed as tax, accounting, regulatory or legal advice. TD Securities is not acting in any fiduciary, advisory, agency or similar capacity to the Company. Prior to entering into any possible transaction, you should determine the financial suitability, risks and merits of such transaction, including all economic, legal, tax, accounting or any other consequences associated therewith.  Neither TD Securities nor any of its Representatives will be liable to the Company or any third party, whether for negligence, breach of contract or otherwise, for any loss or damage of whatsoever nature suffered by the Company or a third party (including, without limitation, direct loss or damage, indirect or consequential loss or damage, loss of goodwill, loss of business opportunity, loss of data or loss of profit) arising from TD Securities providing you with these materials or the information contained herein or any other written or oral communication transmitted or made available to you in connection with an evaluation of a possible transaction. TD Securities and its affiliates expressly disclaim any and all liability relating to, resulting from or based, in whole or in part, on such information, errors therein or omissions therefrom.  These materials do not constitute a commitment, express or implied, by TD Securities or any of its affiliates to enter into any transaction, underwrite, subscribe for, purchase or place any securities or to extend or arrange credit or to otherwise provide any financing or other services. Nothing in these materials (i) may be used in connection with, or should be construed as, an offer to sell, or a solicitation of an offer to buy or hold, an interest in any security or investment product or (ii) shall constitute “directed selling efforts” in the United States under Regulation S promulgated under the Securities Act of 1933, as amended. Final terms and conditions, if any, and any obligation of TD Securities or any of its affiliates with respect to any possible transaction discussed herein will be subject to (among other things): (i) satisfactory completion, in TD Securities’ sole discretion, of customary business, financial and legal due diligence review and inquiry, (ii) execution of definitive documentation containing terms and conditions customary to TD Securities for similar transactions, (iii) market conditions, (iv) approval by the appropriate TD internal committee and (v) any other conditions that TD Securities may deem appropriate.  “TD Securities” is a trademark of The Toronto-Dominion Bank (“TD”) and represents certain investment banking, capital markets and wholesale banking activities conducted through certain subsidiaries and branches of TD. “TD Cowen” is a division of  TD Securities and represents a marketing name of certain businesses within TD Securities.  TD Securities Inc. is regulated by the Canadian Investment Regulatory Organization of Canada. TD Securities Inc. is a member of the Canadian Investor Protection Fund and a member of Canadian Marketplaces.  The following affiliated entities are registered U.S. broker dealers with the U.S Securities and Exchange Commission and are members of the Financial Industry Regulatory Authority and of the Securities Investor Protection Corporation: TD Securities (USA) LLC, TD Prime Services LLC, TD Securities Automated Trading LLC, TD Arranged Services LLC and Westminster Research Associates LLC.  TD is registered as a swap dealer with the U.S. Commodity Futures Trading Commission and is a member of the National Futures Association. TD is also registered as a security -based swap dealer with the U.S. Securities and Exchange Commission.  Cowen Financial Products LLC is registered as a security-based swap dealer with the U.S. Securities and Exchange Commission.  TD, TD Bank Europe Limited and TD Execution Services Limited are regulated for investment business conducted in the UK by the UK Financial Conduct Authority. TD Global Finance unlimited company is regulated for investment business conducted in Ireland by the Central Bank of Ireland.  TD and Toronto Dominion (South East Asia) Limited are regulated by the Monetary Authority of Singapore.  All logos are property of their respective owners and are for identification purposes only. Use of these names, logos, and brands does not imply endorsement.  Copyright © 2025 The Toronto-Dominion Bank and/or its affiliates. All rights reserved. ® The TD logo and other TD trademarks are the property of The Toronto-Dominion Bank or its subsidiaries.  4